UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 16, 2014 (December 15, 2014)
HEALTHCARE TRUST OF AMERICA, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-35568	20-4738467
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

16435 N. Scottsdale Road, Suite 320
Scottsdale, Arizona		85254
(Address of principal executive offices)		(Zip Code)
(480) 998-3478
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On December 15, 2014, Healthcare Trust of America, Inc. (NYSE: HTA) (“HTA”) filed with the State Department of Assessments and Taxation of Maryland two Articles of Amendment (the “Amendments”) to its Fifth Articles of Amendment and Restatement, that (i) provided for a 1-for-2 stock split of the issued and outstanding shares of HTA’s common stock, par value $0.01 (the “Common Stock”), effective at 5:00 p.m. Eastern on December 15, 2014, and (ii) provided for the par value of the Common Stock to be changed from $0.02 per share (as a result of the reverse stock split) back to $0.01 per share, effective at 5:01 p.m. Eastern on December 15, 2014.
The foregoing description of the Amendments does not purport to be complete and is qualified in its entirety by reference to the complete Amendments, copies of which are filed as Exhibit 3.1 and Exhibit 3.2 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.

3.1	Articles of Amendment of Healthcare Trust of America, Inc., effective December 15, 2014.

3.2	Articles of Amendment of Healthcare Trust of America, Inc., effective December 15, 2014.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Healthcare Trust of America, Inc.
Date: December 16, 2014	By:	/s/ Scott D. Peters
Name: Scott D. Peters
Title: Chief Executive Officer, President and Chairman